Exhibit 99.3

BOLD ENERGY III LLC

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2015

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT

To the Members of

Bold Energy III LLC

Midland, Texas

We have audited the accompanying consolidated financial statements of Bold Energy III LLC (the Company), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	400 WEST ILLINOIS, SUITE 1550, MIDLAND, TX 79701 P: 432.683.5226 F: 432.683.9182

To the Members of

Bold Energy III LLC

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bold Energy III LLC as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas
April 21, 2016

CONSOLIDATED FINANCIAL STATEMENTS

BOLD ENERGY III LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$111,404	$241,322
Accounts receivable
Oil and natural gas sales	1,178,516	2,137,701
Joint interest owners	52,237	989,863
Prepaid expenses	121,635	40,079
Field inventory	136,596	—
Total current assets	1,600,388	3,408,965

OIL AND GAS PROPERTIES, successful efforts
Proved properties	122,378,888	85,652,908
Unproved properties	71,389,449	70,578,630
Wells in progress	10,735,804	11,568,180
Total oil and gas properties	204,504,141	167,799,718

Less: accumulated depletion, depreciation, amortization and impairment	(47,065,444)	(28,391,247)
Total oil and gas properties, net	157,438,697	139,408,471

OTHER ASSETS
Deferred financing costs, net	335,993	165,082
Land	947,719	—
Other property and equipment, net	99,418	231,687
Total other assets	1,383,130	396,769
TOTAL ASSETS	$160,422,215	$143,214,205

The Notes to Consolidated Financial Statements are an integral part of these statements.

	2015	2014
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$397,782	$1,097,682
Revenue payable	878,104	468,809
Accrued liabilities	809,313	1,131,689
Total current liabilities	2,085,199	2,698,180

NON-CURRENT LIABILITIES
Line of credit	13,300,000	2,000,000
Asset retirement obligations	630,351	216,157
Total non-current liabilities	13,930,351	2,216,157

MEMBERS’ EQUITY	144,406,665	138,299,868
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$160,422,215	$143,214,205

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
REVENUES
Oil sales	$17,314,099	$8,315,817
Natural gas sales	3,771,995	1,193,077
Total revenues	21,086,094	9,508,894

EXPENSES
Oil and gas production costs	1,922,280	552,908
Oil and gas production taxes	1,081,092	472,130
Depreciation, depletion, and amortization	14,798,544	11,036,275
Impairment of oil and gas properties	4,007,922	17,575,226
Accretion of asset retirement obligation	24,166	2,963
Abandonment	—	66,289
General and administrative expenses	7,402,929	7,007,356
Total expenses	29,236,933	36,713,147
Loss from operations	(8,150,839)	(27,204,253)

OTHER INCOME (EXPENSE)
Interest income	76	21,353
Interest expense	(348,905)	(29,091)
Other expense, net	(348,829)	(7,738)
NET LOSS	$(8,499,668)	$(27,211,991)

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2015 AND 2014

BALANCE, December 31, 2013	$66,868,774
Equity contributions	98,643,085
Net loss	(27,211,991)
BALANCE, December 31, 2014	138,299,868
Equity contributions	14,606,465
Net loss	(8,499,668)
BALANCE, December 31, 2015	$144,406,665

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,499,668)	$(27,211,991)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, and amortization	14,666,275	10,816,021
Depreciation of other property and equipment	132,269	220,254
Impairment of oil and gas properties	4,007,922	17,575,226
Abandonment	—	66,289
Accretion of asset retirement obligation	24,166	2,963
Amortization of deferred financing costs	74,838	22,452
Changes in operating assets and liabilities
Accounts receivable	1,896,811	(3,076,417)
Accounts receivable - related parties	—	687,992
Prepaid expenses	(81,556)	13,004
Field inventory	(136,596)	—
Accounts payable	(699,900)	943,583
Accrued liabilities	268,124	176,889
Revenue payable	409,295	468,809
Net cash provided by operating activities	12,061,980	705,074

CASH FLOWS FROM INVESTING ACTIVITIES
Leasehold acquisitions and costs	(2,964,760)	(30,930,373)
Capital expenditures - drilling and development	(28,839,063)	(82,879,451)
Capital expenditures - lease and well equipment	(5,101,072)	(11,224,336)
Acquisition of land	(947,719)	—
Additions to other property, plant and equipment	—	(69,174)
Proceeds from sale of leasehold properties	—	193,992
Net cash (used in) investing activities	(37,852,614)	(124,909,342)

CASH FLOWS FROM FINANCING ACTIVITIES
Equity contributions	14,606,465	98,643,085
Proceeds from borrowing - line of credit	50,200,000	2,800,000
Payments - line of credit	(38,900,000)	(800,000)
Deferred financing fees	(245,749)	(107,705)
Net cash provided by financing activities	25,660,716	100,535,380
Net decrease in cash	(129,918)	(23,668,888)

CASH, beginning of period	241,322	23,910,210
CASH, end of period	$111,404	$241,322

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

(CONTINUED)

	2015	2014
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
Capital expenditures accrued in accrued liabilities at year-end	$364,300	$954,800
Addition to proved properties for increase in asset retirement obligations	$390,028	$213,194
OTHER SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$280,705	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Bold Energy III LLC (the Company) is a Texas limited liability company formed on April 5, 2013. The Company is a Midland, Texas based oil and gas company focused on the acquisition, exploration and development of natural gas and crude oil properties as an operating interest owner. The properties are primarily located in West Texas.

The Company is owned by EnCap Energy Capital Fund IX, L.P. (95.16%, EnCap), Bold Energy Management III LLC (4.12%, Management Member) and Bold Energy Management Holdings III LLC (0.72%) (collectively, with Bold Energy Management III LLC, the Management Group, and together with EnCap, the Investor Group). Management Member manages the Company on behalf of the other members. A Board of Managers governs the actions of the Company. The Board of Managers is comprised of 3 members elected by EnCap and 2 members by Management Member. Under the terms of the Limited Liability Company Agreement (the Agreement), the Investor Group has committed to contribute up to $226.5 million to the Company. Of this commitment amount, the Investor Group had contributed approximately $184.7 million through December 31, 2015. Under the terms of the Agreement, the Company may dissolve either through the election of the Board of Managers or disposition of all assets of the Company.

Bold Operating, LLC is a wholly owned subsidiary of the Company and acts as the operator of the properties owned by the Company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bold Energy III LLC, and its wholly owned subsidiary, Bold Operating, LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the costs of unsuccessful exploratory wells are expensed when determined to be unsuccessful. Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred. Gains and losses arising from sales of properties are generally included as income.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Oil and Gas Properties – Continued

Capitalized acquisition costs attributable to proved oil and gas properties will be depleted by formation or field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs, including asset retirement obligations, will be amortized by producing unit, based on proved developed reserves. The Company had wells in progress of $10,735,804 and $11,568,180 at December 31, 2015 and 2014, respectively, comprised of $2,445,641 and $2,267,017 of lease and well equipment, respectively, and $8,290,163 and $9,301,163 of intangible drilling costs, respectively. As wells in progress represent wells which were not complete at year end, these costs were excluded from amortization for the years ended December 31, 2015 and 2014.

Capitalized costs are evaluated for impairment in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

The fair values of proved properties are measured using valuation techniques consistent with the income approach, converting future cash flows to a single discounted amount. Significant inputs used to determine the fair values of proved properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with applicable forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that Company management believes will impact realizable prices.

To determine if a depletable unit is impaired, the carrying value of the depletable unit is compared to the undiscounted future net cash flows by applying management’s estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property and deducting future costs. Future net cash flows are based upon third party reservoir engineers’ estimates of proved reserves and internal management estimates for probable and possible reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of the aforementioned expected future net cash flows. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, future net cash flows and fair value. Impairment expense of $4,007,922 and $17,575,226 and was recognized for the years ended December 31, 2015 and 2014, respectively.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Oil and Gas Properties – Continued

Costs of unproved properties at December 31, 2015 and 2014 represent leasehold costs. Unproved oil and gas leases are generally for a term of three to five years. In most cases, the term of the unproved leases can be extended by paying delay rentals, meeting contractual drilling obligations or by producing reserves on the leases. As properties are evaluated through exploration, they will be included in the amortization base. Unproved properties are assessed periodically to determine whether they have been impaired. The prospects and their related costs are evaluated individually. During the years ended December 31, 2015 and 2014, the Company recognized expense of $0 and $66,289, respectively, related to abandoned prospects, which is included in abandonment expense in the accompanying consolidated statements of operations.

Properties Accounted for as Business Combinations

The Company accounts for the acquisition of oil and gas properties under the requirements of FASB ASC Topic 805, Business Combinations (ASC Topic 805). ASC Topic 805 requires an acquiring entity to recognize all assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided they qualify for acquisition accounting under the standard. The Company accounts for all property acquisitions that include working interests in proved leasehold, both operated and non-operated, that would generate more than an immaterial balance of goodwill as business combinations. The Company does not apply acquisition accounting to the purchase of oil and gas properties entirely comprised of unproved leasehold, which is in compliance with ASC Topic 805.

In accordance with the provisions of ASC Topic 805, the Company has conducted an assessment of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisitions are expensed as incurred. The Company uses relevant market assumptions, many of which are unobservable, to determine fair value and allocate purchase price, such as future commodity pricing for purchased hydrocarbons, market multiples for similar transactions and replacement value for certain equipment. Many of the assumptions are unobservable.

Revenue Recognition

Oil and gas revenue is recognized when the product is sold to a purchaser, delivery has occurred, written evidence of an arrangement exists, pricing is fixed and determinable and collectibility of the revenue is reasonably assured. As of December 31, 2015 and 2014, the Company had no significant imbalance asset or liability. The Company incurred severance and production taxes of $1,081,092 and $472,130 for the years ended December 31, 2015 and 2014, respectively.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair values due to the short maturity of these instruments. The indebtedness under the revolving line of credit was estimated to have a fair value approximating the carrying amount based on the variability of the interest rates being reflective of market rates.

Accounts Receivable

The Company sells oil and gas to various customers and participates with other parties in the drilling, completion and operation of oil and gas wells. Joint interest receivables and oil and gas sales receivables related to these operations are generally unsecured. The Company determines joint interest operations accounts receivable allowances based on management’s assessment of the creditworthiness of the joint interest owners and the Company’s ability to realize the receivables through netting of anticipated future production revenues. The Company had no allowance for doubtful accounts at December 31, 2015 and 2014 based on the expectation that all receivables will be collected. The Company has not realized bad debt expense on joint interest billings during the years ended December 31, 2015 and 2014. The Company had receivables related to oil and gas sales of $1,178,516 and $2,137,701 at December 31, 2015 and 2014, respectively. Additionally, the Company had receivables related to joint interest billings of $52,237 and $989,863 at December 31, 2015 and 2014, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Prepaid Expenses

Prepaid expenses include funds which have been advanced for general business and control of well insurance.

Deferred Financing Costs

Deferred financing costs consist of fees incurred to secure debt financing and are amortized over the life of the related loans using the straight line method. Deferred financing costs were $335,993 and $165,082, net of accumulated amortization of $107,269 and $32,431 at December 31, 2015 and 2014, respectively. Amortization of deferred financing costs totaled $74,838 and $22,452 for the years ended December 31, 2015 and 2014, respectively, and were recorded in interest expense in the consolidated statements of operations.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Other Property and Equipment

Other property and equipment consists primarily of computer equipment, software, leasehold improvements, and furniture and fixtures. These items are recorded at cost, and depreciable assets are depreciated under the straight-line method over expected useful lives ranging from three to seven years. Other property and equipment totaled $99,418 and $231,687, net of accumulated depreciation of $463,966 and $331,697 at December 31, 2015 and 2014, respectively. Depreciation expense for other property and equipment totaled $132,269 and $220,254 for the years ended December 31, 2015 and 2014, respectively.

Accounts Payable, Revenue Payable and Accrued Liabilities

Accounts payable include obligations incurred in the ordinary operation of the business for services performed and products received. Accrued liabilities primarily include accrued expenses related to capital expenditures on oil and gas properties. Revenue payable relates to revenue distributions due to royalty and joint interest owners.

Asset Retirement Obligation

The Company accounts for its asset retirement obligations in accordance with FASB ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. The liability amounts are based on retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the credit-adjusted risk-free rate of interest.

The retirement obligation is recorded at its estimated present value as of the obligation’s inception with an offsetting increase to proved lease and well equipment in the consolidated balance sheets. This addition to proved lease and well equipment represents a non-cash investing activity for presentation in the consolidated statements of cash flows and is subject to depreciation. After initially recording the liability, it accretes for the passage of time and the related discount rate, with the increase reflected as accretion expense in the consolidated statements of operations.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Income Taxes

The Company is a limited liability company, and therefore is treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been made in the consolidated financial statements of the Company.

At December 31, 2015 and 2014, the Company had no taxable margin and, therefore, recorded no Texas Margin Tax liability.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes. ASC Topic 740 provides the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. ASC Topic 740 requires the Company to recognize in its consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits. The tax returns for fiscal years 2013 and thereafter remain subject to examination by appropriate taxing authorities.

Estimates and Uncertainties

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depreciation, depletion, and amortization, and impairment of oil and gas properties. Estimation of asset retirement obligations is based on estimates regarding the timing and cost of future asset abandonments. Estimation of production volumes near year-end is required in order to determine the amount of oil and gas revenue receivable at year end. Estimation of oil and gas property accruals is required in order to determine the amount payable at year end. It is possible these estimates could be revised in the near-term and these revisions could be material.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recent Accounting Pronouncements

In April 2015, the FASB issued an update regarding debt issuance costs in order to reduce complexity in the accounting standards. The current recognition of debt issuance costs as a deferred charge (as a separate asset), is different from the guidance in International Financial Reporting Standards (IFRS), which requires that transaction costs be deducted from the carrying value of the financial liability. As part of the update, debt issuance costs related to a recognized debt liability will be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The debt issuance costs are not affected by the amendments to the update. The amendments of the update are effective for financial statements issued for fiscal periods beginning after December 15, 2015 and early adoption is available for financial statements which have not be previously issued. The new guidance is to be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. The Company does not believe the adoption of this standard in 2016 will have a material impact on the consolidated financial statements.

The FASB and the International Accounting Standards Board (IASB) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS. The FASB has amended the FASB ASC and created the new Topic 606, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this update are effective for annual reporting periods beginning after December 15, 2017. Companies can begin to adopt the standard early for annual reporting periods beginning after December 15, 2016. The Company is evaluating the effect of this pronouncement on the consolidated financial statements.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Subsequent Events

The Company evaluates subsequent events for potential recognition and/or disclosure through the date the consolidated financial statements are available to be issued.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation.

NOTE 2.	ACQUISITION OF OIL AND GAS PROPERTIES

On July 31, 2015, the Company acquired 1,200 net mineral acres and 12 wells (including 10 producing wells) in Reagan County, Texas in exchange for $1,946,444 in cash, 640 net mineral acres in Irion County, Texas worth $2,569,494, and a credit of $119,208 related to the acquired assets, resulting in a total purchase price of $4,635,146. The acquisition was accounted for as a business combination in accordance with ASC Topic 805, which among other things, requires assets acquired and liabilities assumed to be measured at fair value as of the effective date of the acquisition. The effective date of the acquisition was August 1, 2015.

The following table summarizes the consideration paid to acquire the properties and the amounts of the assets acquired and liabilities assumed as of the acquisition date. The purchase price was subject to customary closing adjustments that occur between the effective date of the acquisition and the closing date of the acquisition. As the purchase price is further adjusted for post-closing items, the final purchase price allocation may result in a different allocation.

Proved oil and natural gas properties	$764,643
Unproved oil and natural gas properties	4,062,653
Lease and well equipment	123,000
Asset retirement obligations assumed	(315,150)
Purchase price, net	$4,635,146

The Company closed various other acquisitions of unproved leasehold adjacent to or additional working interests in existing prospects during the year ended December 31, 2015, none of which were individually material to the Company.

Effective January 2014, the Company completed the acquisition of 3,524 net mineral acres in Reagan County, Texas. The Company paid approximately $17.6 million for 100% working interest in the property. The property consisted of unproved leasehold.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	ACQUISITION OF OIL AND GAS PROPERTIES – CONTINUED

Effective May 2014, the Company completed the acquisition of 709 net mineral acres in Midland County, Texas, subject to the drilling and completion of two carried interest (22.4% working interest) wells by May 2017. The Company will earn 67.1% working interest in the acreage with total capitalized unproved leasehold of $5.2 million. One of these carried interest wells was drilled and completed during the year ended December 31, 2015.

The Company closed various other acquisitions of unproved leasehold adjacent to or additional working interests in existing prospects during the year ended December 31, 2014, none of which were individually material to the Company.

NOTE 3.	OIL AND GAS PROPERTIES

Oil and gas properties consist of the following at December 31, 2015 and 2014:

	2015	2014
Proved leasehold	$4,030,572	$1,865,106
Wells and related equipment - proved properties	13,967,526	9,255,777
Intangible drilling costs - proved properties	103,777,568	74,318,831
Asset retirement costs	603,222	213,194
Proved properties	122,378,888	85,652,908

Unproved leasehold	71,389,449	70,578,630

Wells and related equipment - wells in progress	2,445,641	2,267,017
Intangible drilling costs - wells in progress	8,290,163	9,301,163
Wells in progress	10,735,804	11,568,180

Accumulated depletion, depreciation, amortization, and impairment	(47,065,444)	(28,391,247)
	$157,438,697	$139,408,471

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.	OTHER PROPERTY AND EQUIPMENT

Other property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014
Office equipment and furniture	$424,244	$424,244
Computer software	52,545	52,545
Leasehold improvements	86,595	86,595
	563,384	563,384

Accumulated depreciation	(463,966)	(331,697)
	$99,418	$231,687

NOTE 5.	RELATED PARTY TRANSACTIONS

EnCap Energy Capital Fund IX, L.P., Bold Operating, LLC, Bold Energy II LLC, Bold Energy Management III LLC, Bold Energy Management Holdings III LLC, and members of Management Group are considered related parties under FASB ASC Topic 850, Related Party Disclosures.

Certain members of Management Group are employees of the Company and are compensated based upon employment agreements. These agreements provide for a base salary, incentive compensation, and health benefits.

The Company receives a management fee from Bold Energy II LLC in consideration of the services and general and administrative expenses incurred by the Company on behalf of Bold Energy II LLC. The Company received fees of $120,000 and $907,920 during the years ended December 31, 2015 and 2014, respectively, related to these services.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.	FAIR VALUE MEASUREMENTS

FASB ASC Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. ASC Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level. There were no transfers between fair value hierarchy levels for the years ended December 31, 2015 and 2014.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.	FAIR VALUE MEASUREMENTS – CONTINUED

Fair Value on a Nonrecurring Basis

Asset Impairment

Oil and gas properties are measured at fair value on a nonrecurring basis. The impairment charge reduces the oil and gas properties’ carrying values to their estimated fair values. These fair value measurements are classified as Level 3 measurements and include many unobservable inputs. Fair value is calculated as the estimated discounted future net cash flows attributable to the assets. The Company’s primary assumptions in preparing the estimated discounted future net cash flows to be recovered from oil and gas properties are based on (i) proved reserves, (ii) forward commodity prices and assumptions as to costs and expenses, and (iii) the estimated discount rate that would be used by potential purchasers to determine the fair value of the assets.

The Company recorded asset impairments of $4,007,922 and $17,575,226 on proved properties during the years ended December 31, 2015 and 2014, respectively.

Business Combinations

The Company records identifiable assets acquired and liabilities assumed at fair value at the date of acquisition. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the determination of fair value of the acquisition include the Company’s estimate of future natural gas and crude oil prices, operating and development costs, anticipated production of proved reserves, appropriate risk-adjusted discount rates and other relevant data. The Company’s acquisitions are disclosed in Note 2.

Asset Retirement Obligation

The asset retirement obligation estimates are derived from historical costs and management’s expectation of future cost environments and, therefore, the Company has designated these liabilities as Level 3 measurements. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 7 for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.	ASSET RETIREMENT OBLIGATIONS

The following are changes in the asset retirement obligation for the years ended December 31, 2015 and 2014:

Balance, December 31, 2013	$—
Liability incurred upon drilling new wells	213,194
Accretion expense	2,963
Balance, December 31, 2014	216,157

Liability incurred upon acquiring and drilling new wells	390,028
Accretion expense	24,166
Balance, December 31, 2015	630,351

Based on the expected timing of settlement, all amounts are classified as non-current.

NOTE 8.	SIGNIFICANT CONCENTRATIONS

For the years ended December 31, 2015 and 2014, substantially all of the Company’s operations and business efforts were related to the oil and gas industry. This concentration may impact the Company’s business risk, either positively or negatively, in that commodity prices, customers and suppliers may be similarly affected by changes in economic, political or other conditions related to the industry. The Company sold production to three purchasers whose purchases each comprised 10% or more of total net oil and natural gas revenues during the years ended December 31, 2015 and 2014. When combined, the sales to these three purchasers accounted for more than 90% of total net oil and natural gas revenues during both 2015 and 2014. In addition, the Company sold production to four and three purchasers whose balances each comprised 10% or more of oil and natural gas sales receivables as of December 31, 2015 and December 31, 2014, respectively. When combined, the balances of these purchasers accounted for more than 95% of oil and natural gas sales receivables at December 31, 2015 and December 31, 2014. The Company does not believe that the loss of a purchaser would have an adverse effect on its ability to sell its crude oil and natural gas production due to the competitive nature of the oil and gas industry and availability of marketing alternatives. Additionally, the Company had outstanding accounts payable balances to three vendors which comprised greater than 10% or more of the total accounts payable balance each. The Company does not believe that this concentration would have a significant impact on operations as there are many oil and gas service providers.

The Company regularly maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and does not believe its exposure to such risk is more than nominal.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	COMMITMENTS AND CONTINGENCIES

Legal Matters

In the ordinary course of business, the Company may at times be subject to claims and legal actions. Management does not believe the impact of such matters will have a material adverse effect on the Company’s financial position or results of operation. The Company had no legal matters requiring specific disclosure or recognition of a liability as of December 31, 2015 and 2014.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations which may materially affect its operations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company.

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that related to an existing condition caused by past operations and that have no future economic benefits are expensed as incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the cost can be reasonably estimated.

No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	COMMITMENTS AND CONTINGENCIES – CONTINUED

Operating Leases

The Company leases office space facilities under an operating lease. In 2014, the Company renewed this lease, which expires in May 2017. Rent expense under this lease for the years ended December 31, 2015 and 2014 was $325,995 and $292,284, respectively, and is recorded in general and administrative expenses.

Future minimum non-cancelable rental payments for the remainder of the lease are as follows:

Year Ending
2016	$351,532
2017	153,130
$504,662

NOTE 10.	DEFINED CONTRIBUTION PLAN

The Company sponsors a 401(k) defined contribution plan for the benefit of all employees through Charles Schwab Bank. The plan is intended to provide participating employees with benefits upon retirement, in compliance with the Internal Revenue Code. Employees could contribute up to $18,000 and $17,500 with an additional “catch up” amount of $6,000 and $5,500 for employees over 50 years of age or older for the years ended December 31, 2015 and 2014, respectively. The Company matched 100% of employee contributions up to 8% of compensation through September 2015 and has contributed $307,586 and $345,896 for the years ended December 31, 2015 and 2014, respectively. Both employee and employer contributions are fully vested at all times.

NOTE 11.	BANK CREDIT FACILITY

The Company entered into a bank credit facility on August 14, 2013. Pursuant to the credit agreement, from time to time, the Company may borrow the lesser of the available borrowing base, as determined by the credit agreement, or $250 million, which is the maximum borrowing capacity of the bank credit facility. As of December 31, 2015 and 2014, the Company had a borrowing base of $42,000,000 and $12,000,000, respectively, and an outstanding balance of $13,300,000 and $2,000,000, respectively. The bank credit facility is secured by substantially all of the Company’s oil and gas properties where it has established production. The Company has outstanding letters of credit, with a separate lending institution, which totaled $100,000 at both December 31, 2015 and 2014.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.	BANK CREDIT FACILITY – CONTINUED

The Company may elect that borrowings be comprised of any combination of alternate base rate (ABR) loans or Eurodollar loans, although Eurodollar loans must be a minimum of $500,000. The Company pays interest on the unpaid principal amount of each loan until such principal amount is repaid in full. Interest on the loans is determined as follows:

•

with respect to ABR loans, the alternate base rate equals the highest of the prime rate, the Federal funds effective rate plus 0.50%, or the three-month London interbank rate (“LIBOR”) plus 1.00%, plus an applicable margin ranging from and including 0.75% and 1.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, or

•

with respect to any Eurodollar loans, one-, three- or six-month LIBOR plus an applicable margin ranging from and including 1.75% and 2.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn.

In conjunction with a regularly scheduled redetermination of its borrowing base in April 2015, the Company and its lenders amended its credit agreement to include a non-conforming borrowing base in addition to its conforming borrowing base. The non-conforming borrowing base provides additional borrowing capacity of 15% to 20% above the conforming borrowing base. Of the $42 million borrowing base at December 31, 2015, $36 million was conforming and $6 million was non-conforming. If debt balances under the credit agreement are higher than the conforming borrowing base, the applicable margins for ABR and Eurodollar loans can increase to as much as 2.75% and 3.75%, respectively, determined by the percentage of the borrowing base that is drawn. Per the credit agreement, the non-conforming borrowing base expires on April 1, 2016.

In addition, the Company pays a commitment fee ranging from 0.375% to 0.50% per annum, determined by the percentage of the borrowing base then in effect that is drawn, on the average daily amount of the unused amount of the borrowing base. These commitment fees are also considered interest expense. The effective interest rate on the credit facility was 2.43% and 1.92% at December 31, 2015 and 2014, respectively. Interest expense, excluding amortization of deferred financing costs, for the years ended December 31, 2015 and 2014 was $274,067 and $6,639, respectively.

By April 30 (120 days after fiscal year end), the Company must present audited consolidated financial statements to the lender. Additionally, unaudited consolidated financial statements are due within 60 days of quarter end. Based on information provided in such statements, as well as information provided in the third party and/or internal reserve reports, the lender can make determinations as to changes in the borrowing base.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.	BANK CREDIT FACILITY – CONTINUED

All outstanding principal amounts are due at maturity. The credit facility matures on August 14, 2018. The Company is subject to certain non-financial and financial covenants under the bank credit facility, including a minimum current ratio of 1:1 and a maximum total debt to EBITDAX ratio of 4:1. As of December 31, 2015 and 2014, the Company was in compliance with its financial covenants.

NOTE 12.	MEMBERS’ EQUITY ACCOUNTS

Capital contributions are based on capital calls, to be determined by the Board of Managers. Contribution requests to the members will be based on their personal equity commitment as indicated by the member at the formation of the Management Group. Cash earnings on profits and any items in nature of income or gain will be applied to the members’ capital account in accordance with their earnings interest, as defined by the Agreement.

The Company has three classes of members’ equity, Classes A, B and C Units. Class A and B units have all the rights, privileges, preferences and obligations provided for in the Agreement, which are consistent with an ordinary equity ownership interest. Class A Units are a class of up to 2,166,500 membership units to be issued to EnCap. Class B Units are a class of up to 98,100 membership units to be issued to the Management Group. The purchase price per each Class A and Class B Unit is $100. At December 31, 2015 and 2014, EnCap had purchased 1,757,236.34 and 1,623,300.98 Class A Units for a total of $175,723,634 and $162,330,098, respectively, and the Management Group had purchased 89,295.13 and 77,165.83 Class B interests for a total of $8,929,513 and $7,716,583, respectively. Class C units do not have voting rights. Class C units will only be entitled to share in distributions and allocations if and to the extent applicable thresholds have been met. Class C Units are discussed further in Note 13 – Equity Based Compensation.

NOTE 13.	EQUITY BASED COMPENSATION

FASB ASC Topic 718, Compensation – Stock Compensation, addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	EQUITY BASED COMPENSATION – CONTINUED

The Company was required to implement the provisions of ASC Topic 718 when the Board of Managers issued to Management Group 100,000 Class C Incentive units (Class C Units), entitling holders to contractual distributions after certain targeted investment returns are achieved as detailed in the Company Agreement for Bold Energy III LLC. This agreement calls for the holders of Class C Units to receive an estimated 11.9% of additional distributions after an initial targeted investment return is achieved up to the achievement of a second, higher targeted investment return. After the second targeted investment return is achieved, the percentage of additional distributions allocated to Class C Units increases. This process continues until a fourth targeted investment return is achieved, after which the percentage allocation of additional distributions to Class C units remains constant at an estimated 34.2%. The Class C Units are accounted for consistent with the requirements of ASC Topic 718 due to the payouts being consistent with equity ownership of the Company based on the substantive terms of the instruments. A total of 100,000 Class C Units are authorized under the Agreement, do not have an exercise price and do not expire until the Company is dissolved.

The Class C Units represent non-voting equity interests and do not entitle the holders to voting rights. Members holding Class C Units shall be subject in all respects to the Agreement, including provisions relating to the distributions of such profits, information rights with respect to the Company, and competition and confidentiality. All authorized Class C Units are issued and outstanding at December 31, 2015 and 2014. The Class C Units vest over 25 months from the date of first issuance per the terms of the vesting schedule in the Company Agreement of Bold Energy Management III LLC, although all Class C Units will be deemed vested upon the sale of substantially all of the Company’s assets or other similar exit event. No distributions were made to Class C Unit holders for the years ended December 31, 2015 and 2014.

Based on the relevant terms that define the Class C Units, these instruments should be treated as an equity ownership interest of the Company, with no value attributed and no expense recognized. Similar instruments that qualify as equity-based compensation instruments (such as stock options and restricted stock) with similar performance metrics are considered performance vested instruments with no expense recognized until the Company’s achievement of such metrics are deemed “probable”, as defined by ASC Topic 718.

Given the aggressive metrics set forth by the Agreement and the history of the Company as well as the practical scenarios under which similar instruments are typically realized (units typically do not have value until a major asset liquidation occurs, which cannot be deemed “probable” under ASC Topic 718 until it has occurred), the realization of these units is not probable at the date of grant.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the consolidated balance sheet date, December 31, 2015 through April 21, 2016, the date the consolidated financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events, other than as noted herein:

•

On April 1, 2016, per the Company’s credit agreement, the Company’s $6 million non-conforming borrowing base expired, reducing its total borrowing base from $42 million to $36 million. The Company and its lenders also started its regularly scheduled redetermination process of its conforming borrowing base during March 2016. As of April 21, 2016, the outstanding balance under the Company’s credit agreement was $17.2 million.

•

On April 8, 2016, the Company signed a purchase and sale agreement to acquire approximately 2,935 net mineral acres primarily in Upton County, Texas for $33 million, and subsequently paid a 10% performance deposit of $3.3 million to the seller. This acquisition is expected to close on or about May 6, 2016.

•

In conjunction with this acquisition, on April 11, 2016, the Company made equity capital requests to members of the Investor Group for $33 million, with requests totaling $32,120,366 to EnCap and $879,634 to members of the Management Group. Funding for these requests is due on or before May 4, 2016.

•

On April 12, 2016, EnCap, Management Group and the Board of Managers executed an expansion of EnCap’s total equity commitment to the Company of $50 million. As such, the number of Class A Units that can be issued to EnCap expanded to 2,666,500 Units, with EnCap’s equity commitment now totaling $266.65 million and the Investor Group’s equity commitment now totaling $276.5 million.

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Company. Natural gas volumes include natural gas liquids.

Proved reserves as of December 31, 2015 and 2014 were estimated by qualified petroleum engineers of the Company using historical data. Numerous uncertainties are inherent in establishing quantities or proved reserves. The following reserve data represents estimates only, and should not be deemed exact. In addition, the standardized measure of discounted future net cash flows should not be construed as the current market value of the Company’s oil and natural gas properties or their cost that would be incurred to obtain equivalent reserves.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

All information set forth herein relating to the proved reserves as of December 31, 2015 and 2014, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the Company. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines estimates of proved reserves, and the future net revenues from which present values are derived, are based on an un-weighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved reserves, all held within the United States, as of December 31, 2015 and 2014 together with the changes therein are as follows:

	Crude Oil	Natural Gas	Total
	Bbl	Mcf	BOE
Quantities of proved reserves:
Balance December 31, 2013	—	—	—
Revisions	—	—	—
Extensions	1,102,118	2,152,702	1,460,902
Acquisition of reserves	—	—	—
Production	(118,375)	(212,938)	(153,865)
Balance December 31, 2014	983,743	1,939,764	1,307,037
Revisions	127,631	4,348,423	852,368
Extensions	3,342,461	8,779,907	4,805,779
Acquisition of reserves	45,934	187,840	77,241
Production	(377,124)	(1,167,443)	(571,698)
Balance December 31, 2015	4,122,645	14,088,491	6,470,727

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

	Crude Oil	Natural Gas	Total
	Bbl	Mcf	BOE
Proved developed reserves
December 31, 2013	—	—	—
December 31, 2014	983,743	1,939,764	1,307,037
December 31, 2015	1,756,516	7,457,872	2,999,495

Proved undeveloped reserves
December 31, 2013	—	—	—
December 31, 2014	—	—	—
December 31, 2015	2,366,129	6,630,619	3,471,232

Standardized measures of discounted future net cash flows relating to proved reserves as December 31, 2015 and 2014 were as follows:

	2015	2014
Future cash inflows	$230,341,953	$98,518,672
Future production and development costs:
Production	80,649,578	39,214,317
Development	55,417,602	—
Future income tax expense	1,209,295	517,223
Future net cash flows	93,065,478	58,787,132

10% discount for estimated timing of cash flows.	(53,915,367)	(19,767,085)
Standardized measure of discounted future net cash flows	$39,150,111	$39,020,047

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. The standardized measure presented here does not include the effects of federal income taxes as the Company is treated as a flow-through entity for federal income tax purposes. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the properties. The discounted future cash flow estimates do not include the effects of derivative instruments.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

The standardized measure is based on the following oil and natural gas prices over the life of the properties prior to adjustments for differentials:

	2015	2014
Crude Oil per Bbl	$50.28	$94.99
Natural Gas per MMBTU	$2.58	$4.35

Oil and natural gas prices used consist of the unweighted arithmetic average first-day-of-the-month West Texas Intermediate crude oil price and the unweighted arithmetic average first-day-of-the-month Henry Hub natural gas price.

The principal changes in standardized measure of discounted future net cash flows were as follows for the years ended December 31, 2015 and 2014:

	2015	2014
Standardized measure of discounted future net cash flows - beginning of year	$39,020,047	$—
Changes from:
Production, net of production costs	(18,082,722)	(8,483,856)
Net change in prices and production costs	(21,707,158)	—
Net change in future development costs	—	—
Acquisition of reserves	606,290	—
Extensions and discoveries	28,729,502	47,791,686
Previously estimated development costs incurred	—	—
Revisions of previous quantity estimates	6,109,436	—
Accretion of discount	3,930,783	—
Net change in taxes	(359,444)	(287,789)
Change in timing and other	903,377	6
Standardized measure of discounted future net cash flows – end of year	$39,150,111	$39,020,047